SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12
[ ]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                     AMERICAN CHAMPION ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 29, 1998


TO THE SHAREHOLDERS:

The Annual Meeting of Stockholders of American Champion
Entertainment, Inc. (the "Company"), a Delaware corporation and holding company for America's Best Karate, a California corporation, which wholly owns American Champion Media, Inc., a Delaware corporation, will be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California on Friday, May 29, 1998, at 7:00 p.m. for the following purposes:

1.      To elect seven (7) directors to serve until the next
Annual Meeting of Stockholders or until their successors are elected;

2. To amend the Company's Certificate of Incorporation to increase the authorized amount of capital stock from 10,000,000 shares to 23,000,000 shares, of which 20,000,000 shall be common stock, $0.0001 par value, and 3,000,000 shall be preferred stock;

3. To increase the number of shares of common stock, $0.0001 par value, subject to issuance under the Company's 1997 Stock Plan from 350,000 to 800,000;

4. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the 1998 fiscal year; and

5. To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the accompanying Proxy Statement.


The Board of Directors has fixed the close of business on April 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

/s/ Anthony K. Chan, Secretary
Hayward, California
April 22, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN
AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.




                              PROXY STATEMENT
                                    OF
                   AMERICAN CHAMPION ENTERTAINMENT, INC.
                     26203 PRODUCTION AVENUE, SUITE 5
                         HAYWARD, CALIFORNIA 94545


                 INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by, and on behalf of, the Board of Directors of American Champion Entertainment, Inc. (the "Company"), a Delaware corporation and holding company for America's Best Karate, a California corporation, which wholly owns American Champion Media, Inc., a Delaware corporation ("AC Media"), for use at the Annual Meeting of Stockholders of the Company to be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California on Friday, May 29, 1998, at 7:00 p.m. (the "Meeting"). Only stockholders of record on April 1, 1998, (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 3,832,345 shares of its $0.0001 par value common stock (the "Common Stock").

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. Any proxy given is revocable prior to the Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the Secretary of the Company. Such proxy is also revoked if the stockholder is present at the Meeting and elects to vote in person.

The Company will bear the entire cost of preparing, assembling, printing and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of the proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which the Company will bear.

This Proxy Statement and the accompanying form of proxy is being sent or given to stockholders on or about April 24, 1998.

Stockholders of the Company's Common Stock are entitled to one vote for each share held. Votes may not be cumulated as provided by
Section 7 of the Company's Bylaws.

Each validly returned proxy (including proxies for which no specific instruction is given) which is not revoked will be voted "FOR" each of the proposals as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows. Those persons will be elected directors who receive a plurality of the votes cast at the Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote. For each other matter specified in the Notice of Annual Meeting of Stockholders, the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Meeting.


                              PROPOSAL NO.  1

                   ELECTION OF DIRECTORS OF THE COMPANY

The authorized number of Directors to be elected at the Meeting is seven (7). Each Director will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

                All proxies will be voted for the election of the following seven (7) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The
Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

                                                                        Director
      Nominee                  Position with Company              Age    Since
-------------------  ------------------------------------------  -----  --------
Don Berryessa        Vice President and Director                   27     1997

Anthony K. Chan      President, Chief Executive Officer, Chief     43     1997
                     Financial Officer, and Director

George Chung         Chairman and Director                         36     1997

William T. Duffy     Director                                      42     1997

Alan Elkes           Director                                      52     1997

Jan D. Hutchins      Director                                      49     1997

Ronald M. Lott       Director                                      38     1997


The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years, has been furnished to the Company by the respective director nominees.

Don Berryessa. Mr. Berryessa has served as Vice President and Director of the Company since February 1997, and as Vice President and General Manager of America's Best Karate since July 1993. Mr. Berryessa received his Bachelor's of Science degree in marketing and economics from San Jose State University in 1992 while working as America's Best Karate's District Manager. As America's Best Karate's District Manager, Mr. Berryessa was in charge of marketing and sales and played an instrumental role in the expansion of America's Best Karate from one location to 10. Prior to working with America's Best Karate he served as a member of the United States Army & Army Reserve as a combat military policeman.

Anthony K. Chan.  Mr. Chan has served as President, Chief
Executive Officer, Chief Financial Officer and a Director of the Company since February 1997, and as Chief Executive Officer and Chief Financial Officer of America's Best Karate since 1991. From 1985 to 1990, Mr. Chan served as the Director of Chinese Affairs for the Eisenberg Company, a diversified business enterprise, where Mr. Chan's principal duty was to negotiate contracts in the People's Republic of China.
Prior to 1985, Mr. Chan was employed by the Bank of America NT & SA as an economic forecaster. Mr. Chan received his MBA from the University of California at Berkeley. Mr. Chan's martial arts training began in 1968 in Hong Kong. He was the first American allowed to train as a professional in the People's Republic of China. He is a published author and has been featured in newspapers, magazine covers, television and motion pictures. He was inducted into the Black Belt Hall of Fame in 1981.

George Chung. Mr. Chung has served as Chairman of the Board and a Director of the Company since February 1997, and as President of America's Best Karate since 1991. From 1981 to 1991, Mr. Chung owned and operated a karate studio in Los Gatos, California. Mr. Chung was inducted into the Black Belt Hall of Fame in 1983. He is regarded in the martial arts industry as a pioneer in the modernization of what is known as contemporary martial arts training, which includes the use of music in both training and performance. He has been featured in magazines, books, television and motion pictures. He is a published author and wrote "Defend Yourself," a worldwide published self-defense system for Sybervision Systems. In 1995, he was awarded a "Superbowl Ring" from the San Francisco 49ers in recognition for his outstanding martial arts work with their championship football team.

William T. Duffy.  Mr. Duffy has served as Vice-President of
Business Operations and Chief Financial Officer for the San Francisco 49ers since June 1996. He is responsible for all non-football related business and provides financial guidance and support for all the team's football related activities. Mr. Duffy's previous experience has included serving as Director of Compliance for the National Football League from October 1993 to May 1996, Treasurer of Robbie Stadium Corporation from June 1990 to September 1993 and Director of Finance of the Miami Dolphins from March 1988 to May 1990. Mr. Duffy, a CPA, is a graduate of Princeton University and received his Masters of Accounting from New York University.

Alan Elkes. Mr. Elkes has served as Chief Executive Officer of Dalton Kent Securities Group, Inc., an investment banking and brokerage firm, since June 1996. From September 1994 to June 1996, Mr. Elkes served as Financial and Operations Manager at a branch office of Corporate Securities Group Inc., an investment banking and brokerage company. From February 1991 to September 1994, Mr. Elkes owned and operated Minuteman Press, a printing company. Mr. Elkes began his career in the stock brokerage industry in 1968. He has an MBA in accounting from St. Johns University in New York and is also a licensed CPA in the State of New York.

Jan D. Hutchins.  Mr. Hutchins has served as President of AC
Media, since February 1997. From July 1994 to November 1995, Mr. Hutchins was one of a four person management team for GolfPro International, an emerging company designing and marketing a terrain-based, personal service robot. From 1993 to 1994, Mr. Hutchins was community services director for the San Francisco Giants professional baseball team. From 1991 to 1993, Mr. Hutchins developed, produced and hosted the HOOKED ON GOLF radio program for KNBR 68 in San Francisco. From 1972 to 1991, Mr. Hutchins served in various capacities in the television field, including news anchor, sports director, sports anchor/reporter and television host.

Ronald M. Lott.  Mr. Lott spent 15 seasons in the National
Football League, playing for the San Francisco 49ers (1981-1990), Los Angeles Raiders (1991-1992), New York Jets (1993-1994) and the Kansas City Chiefs (1995). Mr. Lott was selected to play in the Pro Bowl 10 times and won four Superbowl Championships with the San Francisco 49ers. In 1996, Mr. Lott joined FOX Sports as a studio analyst and, along with James Brown, Howie Long and Terry Bradshaw, won an Emmy for their pregame show, FOX NFL Sunday. Mr. Lott is also very active in civic and community activities. He founded "All-Stars Helping Kids," a non-profit charity to raise funds for youth organizations, is involved with the national "Stay in School" program and hosts a number of events such as golf tournaments and benefits to raise funds for worthwhile causes. Mr. Lott is also the owner of Ronnie Lott's Club Fitness in San Jose and Dream Sports, a sports marketing company.

No director or executive officer of the Company any family relationship with any other director or executive officer of the Company.

The proxy holders intend to vote the shares represented by proxies for all of the Board's nominees, except to the extent authority to vote for the nominees is withheld.

The Board of Directors recommends a vote FOR the election of all the nominees for director.


                                  PROPOSAL NO. 2

                 AMENDMENT OF THE CERTIFCATE OF INCORPORATION

        The Board of Directors of the Company proposes amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and to authorize shares of Preferred Stock as more fully described below. The Company currently has authorized capital stock of 10,000,000 shares and approximately 3,832,345 shares of Common Stock are outstanding. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing. The Board of Directors of the Company believes that the following amendment to the Certificate of Incorporation is in the best interest of the Company and its shareholders.

        Article 4 of the Company's Certificate of Incorporation currently provides as follows:

The total number of shares of stock which this corporation shall have authority to issue is 10,000,000 shares of capital stock, and the par value of each share is $0.0001 per share.

        The Company's Board of Directors has approved the following amendment to Article 4, subject to approval of such amendment by the holders of the Company's Common Stock as specified below:

        4.      A.      Classes of Stock.  This
corporation is authorized to issue two classes of shares of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Twenty Million (20,000,000), par value $0.001 per share, and the number of shares of Preferred
Stock authorized to be issued is Three Million
(3,000,000), par value $0.001 per share; the total number of shares which the corporation is authorized to issue is Twenty-Three Million
(23,000,000).

                B.      Rights, Preferences and
Restrictions of Preferred Stock.  The Preferred
Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated
Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        The proposed amendment increases the authorized amount of capital stock of the Company to 23,000,000 shares of which 20,000,000 is Common Stock and 3,000,000 is preferred stock. The proposed amendment authorizes the Company's Board of Directors to issue preferred stock from time to time in one or more series without further stockholder approval. Under the proposed amendment, the Board may specify the rights, preferences and restrictions of any series of preferred stock issued which rights, preferences and restrictions may be superior to those of the Common Stock. Such rights and preferences may provide, but is not limited to, specific dividend rights, dividend rates, conversion rights, voting rights, redemption rights and liquidation preferences.
The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility, could also have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

        While the Company currently has adequate working capital, it anticipates commencing production of another 30 episodes of the "Adventures with Kanga Roddy" show in the summer of 1998. In order to produce these episodes, the Company will require additional financing. The Company may need to raise such additional funds through public or private offerings. The Company has received several proposals for equity financings that involve the issuance of preferred stock. There can be no assurance that such additional financing will be available or, if available, will be on terms satisfactory to the Company.

        Amending the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company.

        The Board of Directors of the Company recommends a vote FOR Proposal No. 2.


                               PROPOSAL NO. 3

                INCREASE IN NUMBER OF SHARES OF COMMON STOCK
                         UNDER THE 1997 STOCK PLAN

        Stockholders are being asked to approve an amendment for the Company's 1997 Stock Plan (the "Plan"), which would increase in the number of shares subject to issuance under from 350,000 to 800,000. Currently, there are 378,000 shares underlying options granted under the Plan, exceeding the number of shares currently subject to the Plan by 28,000 Shares. The terms and provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan, a copy of which may be obtained without charge by sending a request to Anthony K. Chan, President, American Champion Entertainment, Inc., 26203 Production Avenue, Suite 5, Hayward, California 94545, telephone (510) 782-8168.

        The Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and became effective upon the closing of the Company's initial public offering on August 5, 1997. The Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business.

        The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of at least two non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Prior to the initial public offering, the Plan was administered by the Company's Board of Directors. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its discretion; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively.

        SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee.

        In the event of a change in control of the Company (as defined in the Plan), the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless earlier terminated by the Board of Directors, the Plan continues until December 2007.

        Many employees of the Company and other persons contributed a great deal to the Company's progress to date, including but not limited to, the completion of the initial public offering, the 13 episodes of the Kanga Roddy series and the promotion of the series. The Company has rewarded such employees and persons with the grant of stock options and the Company has exceeded the number of shares reserved under the Plan. Options granted to persons which exceeded the current number of shares reserved under the Plan are subject to the stockholder approval of this Proposal No. 3. Approximately 28,000 shares underlying options granted exceed the number of shares currently subject to the Plan.

        The Committee and the Board of Directors of the Company believe it is an important operating strategy to continue to provide incentives to these employees, other individuals and to recruit competent persons to join the Company. The Committee and the Board of Directors have concluded that an increase to 800,000 shares reserved under the Plan provides adequate flexibility to provide such incentives. The increase in the number of shares available under the Plan by 450,000 represents approximately 11.7% of the outstanding shares of the Company.

        This amendment to the Plan is subject to approval of the Company's stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Plan, as amended.

        The Board of Directors recommends a vote FOR Proposal No. 3.


                                 PROPOSAL NO. 4

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANTS

Effective October 8, 1997, the Board of Directors dismissed Moore Stephens, P.C. ("Moore Stephens") as the Company's principal accountant. Moore Stephens' report on the Company's financial statements dated February 5, 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moore Stephens' report on the financial statements for the past two years relating to America's Best Karate, the predecessor to the Company, dated January 31, 1997, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however, such report did include a modification of the auditors' standard report, noting that certain factors raised substantial doubt about America's Best Karate's ability to continue as a going concern. During 1996 and the interim period through October 8, 1997, there were no disagreements between the Company or its predecessor and Moore Stephens on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Moore Stephens, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Effective October 8, 1997, the Company engaged Moss Adams LLP as its principal accountant. During 1996 and the interim period through October 8, 1997, the Company did not consult Moss Adams LLP regarding the application of accounting principals to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of disagreement or a reportable event.

        The firm of Moss Adams LLP has been selected by the Board of Directors of the Company to be its independent certified public accountants for the 1998 fiscal year. Moss Adams LLP has no interest, financial or otherwise, in the Company. All proxies will be voted "FOR" ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted.

        Representatives from the accounting firm of Moss Adams LLP will be present at the Meeting will be afforded the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors of the Company recommends a vote FOR Proposal No. 4.



                            PRINCIPAL STOCKHOLDERS

        The Company has only one class of shares, Common Stock, outstanding. The following table sets forth certain information regarding ownership of the Company's Common Stock as of April 1, 1998, by all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock.

                                                   Amount
                                                 and Name of      Percent
  Name and Address of                            Beneficial          of
   Beneficial Owner              Office          Ownership (1)    Class (2)
-----------------------  ----------------------  ---------------  --------
Don Berryessa (3)        Vice President             193,600  (4)      5.0%
                         and Director

Anthony K. Chan (3)      President, Chief           593,438  (5)     15.1%
                         Executive Officer,
                         Chief Financial
                         Officer, and Director

George Chung (3)         Chairman and Director      597,838  (6)     15.3%

Joe Montana (3)            --                       258,455  (7)      6.6%


-----------------------

(1) All shares are calculated on the basis of the number of current shares held plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the Record Date.

(2) All percentages are calculated on the basis of the number of shares outstanding as of the Record Date plus shares subject to options held by such person that are currently exercisable or will become exercisable within sixty (60) days after the Record Date.

(3) The address for the stockholder is the same of that of the Company.

(4) Includes 25,000 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan and 28,100 shares held by his spouse.

(5) Includes 87,500 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan.

(6) Includes 87,500 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan and 4,400 shares held by his spouse.

(7) Includes 158,455 shares held by the Montana Family Trust and 100,000 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan.


                          STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding
Common Stock beneficially owned as of the Record Date by those persons nominated by the Board of Directors for election as directors, as well as all directors and officers of the Company as a group. Each person named in the table possesses sole voting power, except as otherwise indicated in the notes to the table.

                                                   Amount
                                                 and Name of      Percent
  Name and Address of                            Beneficial          of
   Beneficial Owner              Office          Ownership (1)    Class (2)
-----------------------  ----------------------  ---------------  --------
Don Berryessa (3)        Vice President             193,600  (4)      5.0%
                         and Director

Anthony K. Chan (3)      President, Chief           593,438  (5)     15.1%
                         Executive Officer,
                         Chief Financial
                         Officer, and Director

George Chung (3)         Chairman and Director      597,838  (6)     15.3%

William T. Duffy (3)     Director                       --            --

Alan Elkes (3)           Director                       --            --

Jan D. Hutchins (3)      Director                    24,000  (7)       *

Ronald M. Lott (3)       Director                    31,131  (8)       *

All directors and                                 1,440,007          36.8%
executive officers as a
group (7 persons)

-----------------------
*  Owns less than 1%.

(1) All shares are calculated on the basis of the number of current shares held plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after the Record Date.

(2) All percentages are calculated on the basis of the number of shares outstanding as of the Record Date plus shares subject to options held by such person that are currently exercisable or will become exercisable within sixty (60) days after the Record Date.

(3) The address for the stockholder is the same of that of the Company.

(4) Includes 25,000 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan and 28,100 shares held by his spouse.

(5) Includes 87,500 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan.

(6) Includes 87,500 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan and 4,400 shares held by his spouse.

(7) Includes 20,000 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan.

(8) Includes 10,000 shares subject to presently exercisable options granted under the Company's 1997 Stock Plan.


                             EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid
(for services rendered in all capacities) during the Company's past three fiscal years to Anthony K. Chan, President, Chief Executive Officer and Chief Financial Officer of the Company and to George Chung, Chairman of the Board, the only executive officer other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 in 1997, (together, "named executive officers").

                                                                    Long-Term
                                                                   Compensation
                                                                     Awards/
       Name                 Position           Year(1)   Salary    Options(1)(2)
------------------ --------------------------- -------- ---------  ------------
Anthony K. Chan    President, Chief Executive    1997   $101,704        87,500
                   Officer, Chief Financial      1996     57,600           --
                   Officer, and Director         1995     43,000           --

George Chung       Chairman of the Board         1997   $107,284        87,500
                                                 1996     57,600           --
                                                 1995     43,000           --

----------------
        (1) Information provided for 1995 and 1996 represent compensation received by Messrs. Chan and Chung, as President and Chief Executive Officer, respectively, of
America's Best Karate, the predecessor to the Company.

        (2)     Options were granted under the Company's 1997 Stock Plan.


                       STOCK OPTIONS GRANTS AND EXERCISES

The following table shows the stock options granted to the named executive officers during the last completed fiscal year:


                     Options/SAR Grants in Last Fiscal Year
--------------------------------------------------------------

                                   % of
                                   Total
                                  Options
                     Number of    Granted   Exercise
                    Securities      to         or
                    Underlying   Employees    Base     Expir-
                      Options    in Fiscal   Price     ation
       Name         Granted(#)     Year      ($/Sh)     Date
------------------- -----------  ---------  --------  --------
Anthony K. Chan         87,500       37.0%    $6.00   7/30/07

George Chung            87,500       37.0%    $6.00   7/30/07



The following table shows the value at December 31, 1997, of unexercised options held by the named executive officers:

            Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                            Number of securities
                    Shares                 underlying unerercised       Value of Unexercised
                   Acquired               options at fiscal year-end        In-the-money
                      on                              (#)             options at fiscal year-end($)
                   Exercise     Value     --------------------------  ---------------------------
Name                 (#)     Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------ --------  -----------  ------------ -------------  ------------ --------------
Anthony K. Chan       --        --             87,500          --        $164,063        $ --

George Chung          --        --             87,500          --        $164,063        $ --



                              EMPLOYMENT CONTRACTS

        In March 1997, the Company entered into employment agreements, effective as of August 5, 1997, the closing date of the Company's initial public offering, with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to which Mr. Chung continues to serve as the Company's Chairman of the Board, Mr. Chan continues to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa continues to serve as the Company's Vice-President. Each agreement has a term of five years. Pursuant to the agreements, in 1997 the Company paid to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the Company's initial public offering price of the Common Stock of the Company which was $6.00, which options were granted on July 30, 1997 (ii) $200,000, $200,000 and $100,000, respectively, if all of the warrants issued to the Company's initial public offering are exercised by the holders thereof within the five-year exercise period of such warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

        In March 1997, the Company and AC Media, entered into a two-year employment agreement with Jan D. Hutchins effective as of August 5, 1997, the closing date of the Company's initial public offering, pursuant to which Mr. Hutchins serves as President of AC Media and is responsible for supervising the production and marketing of the AC Media's media projects. Pursuant to the agreement Mr. Hutchins received an annual base salary of $39,600 in 1997. The employment agreement also provides for the following bonuses: (i) 4,000 shares of Common Stock of the Company upon the public offering, subject to compliance with applicable laws (these shares were issued at no cost to Mr. Hutchins and were capitalized into the Company's film costs, because of Mr. Hutchins contributions to the Company's film production, at their fair market value at the time of issuance); (ii) options to purchase 20,000 shares of Common Stock of the Company, exercisable at 120% of the public offering price of the Common Stock of the Company which was $6.00, which options were granted on July 30,1997; and (iii) $100,000 in cash if all of the warrants issued to the public in the Company's initial public offering are exercised by the holders thereof within two years of the consummation of the offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated for reasons other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement. None of the above-referenced employment agreements contain non-competition provisions.


                            COMPENSATION OF DIRECTORS

The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof. Directors are eligible to receive stock options under the Company's stock option plans.


                       COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 1997, the Board of Directors of the Company held one regularly scheduled meeting and acted by unanimous written consent ten times. Each director attended at least 75% of the aggregate number of Board of Directors' meetings and meetings held by all committees of the Board on which each director served. Information regarding the committees below is as of December 31, 1997.

The members of the Audit Committee are Messrs. Chan, Duffy and Elkes. The committee (a) approves the selection and termination of independent public accountants, (b) approves the scope of external audit services, (c) reviews adjustments recommended by the independent public accountant and address disagreements between the independent public accountants and management, (d) reviews the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations, and (e) supervises the internal audit function, which may include approving the selection, compensation and termination of internal auditors. The Audit Committee did not meet in 1997.

The members of the Compensation Committee are Messrs. Chan,
Chung, Duffy, Elkes and Berryessa. The purpose of the committee is to ensure that the Company's directors and employees receive adequate and fair compensation, including salaries and bonuses, and that such compensation is competitive within the industry. The committee also administers the Company's stock option plans. The Compensation Committee acted by unanimous written consent three times in 1997.

The Company has no nominating committee.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Ronald M. Lott (Director) failed to include the beneficial ownership of 10,000 shares of Common Stock underlying an option on the Form 5 filed on February 12, 1998. An amended Form 5 has been filed with the SEC.


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Messrs. Chung and Chan are the guarantors of two loans to the Company from Karen T.I. Shen and Thomas Jung Woo originally totaling $27,000 and bearing interest at 14% per annum which are due and payable in 1999 and 2000, and are the direct obligors on a loan in the original principal amount of $100,000 from the Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust which bears interest at the rate of 12% per annum, is due December 15, 1999 and which is being treated as a debt of the Company. Messrs. Chung and Chan are also the guarantors of a bank credit line of the Company with a credit limit of $35,000 (outstanding balance as of March 31, 1998 of approximately $32,000), and of one property lease of the Company and are the direct obligors on two property leases which are being treated as leases of the Company.

        In a letter dated October 29, 1996, the Company agreed to pay Joe and Jennifer Montana, significant stockholders of the Company, $50,000 in cash, payable 30 days prior to the release of the Company's second fitness product, entitled "MONTANA EXERCISE VIDEO" and a royalty payment of $1.00 per videotape sold. In such letter, the Company also agreed to pay Joe and Jennifer Montana an additional $50,000 from proceeds of the Company's initial public offering, and such payment was made in 1997.

        None of the transactions with officers or shareholders of the Company and their affiliates were made on terms less favorable to the Company than those available from unaffiliated parties.


                              SHAREHOLDER PROPOSALS

The 1999 Annual Meeting of Stockholders is anticipated to be held on May 21, 1999. The deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders is December 25, 1998.


                              OTHER PROPOSED ACTION

The Board of Directors is not aware of any other business which will come before the Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Meeting.


                A COPY OF THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ON FORM 10-KSB, ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT ARE AVAILABLE UPON REQUEST TO ANTHONY CHAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF THE COMPANY.


                       AMERICAN CHAMPION ENTERTAINMENT, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD MAY 29, 1998

        The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of American Champion Entertainment, Inc., and the accompanying Proxy Statement dated April 22, 1998, and revoking any Proxy heretofore given, hereby constitutes and appoints Anthony K. Chan and George Chung, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of American Champion Entertainment, Inc, a Delaware corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of American Champion Entertainment, Inc., to be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California on Friday, May 29, 1998, at 7:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of Directors.


1. To elect seven (7) directors from the nominees listed below, to serve until the next Annual Meeting of Stockholders or until their successors are elected.

  [ ]  FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote for
                                             all nominees
  (except as marked to the contrary below)   listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below:

Don Berryessa;   Anthony K. Chan;   George Chung;   William T. Duffy;
Alan Elkes;    Jan D. Hutchins;   Ronald M. Lott

2. To amend the Certificate of Incorporation to increase the authorized amount of capital stock from 10,000,000 shares to 23,000,000 shares, of which 20,000,000 shall be common stock, $0.0001 par value, and 3,000,000 shall be preferred stock.;

        [ ]  FOR                 [ ] AGAINST              [ ] ABSTAIN

3. To increase the number of shares of common stock, $0.0001 par value, subject to issuance under the Company's 1997 Stock Plan from 350,000 to 800,000.

        [ ]  FOR                 [ ] AGAINST              [ ] ABSTAIN

4. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the 1998 fiscal year.

        [ ]  FOR                 [ ] AGAINST              [ ] ABSTAIN

5. To transact such other business as may properly come before the meeting.

                           OVER>

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS NOS. 2, 3 AND 4. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS NOS. 2, 3 AND 4.



DATE: ________________________________________, 1998



SIGNATURE: _______________________________________